Exhibit 99.1
FOR IMMEDIATE RELEASE

ISLE OF CAPRI CASINOS, INC. ANNOUNCES THIRD QUARTER RESULTS

BILOXI, MISS. (February 14, 2005)—Isle of Capri Casinos, Inc. (NASDAQ: ISLE) today reported financial results for the fiscal quarter ended January 23, 2005. For the third fiscal quarter, net income was $3.5 million or $0.11 per diluted common share compared to net income of $7.8 million or $0.25 per diluted common share for the same quarter last year. Net revenues for the third fiscal quarter were $266.8 million compared to $265.2 million for the same fiscal period in 2004. For the first nine months of fiscal 2005, the company reported net income of $14.6 million, or $0.47 per diluted share. This compares to net income for the same period in fiscal 2004 of $32.1 million, or $1.04 per diluted share. Net revenues for the nine months ended January 23, 2005, were $817.4 million, down from $820.6 million for the comparable period in the previous year. For the third quarter and nine months, the company reported Adjusted EBITDA1 of $53.1 million and $162.6 million, respectively.

Bernard Goldstein, Isle of Capri Casinos, Inc. chairman and chief executive officer, said, “This quarter has presented some challenges; however, the results of our operations for the third quarter were above the range we projected. As we near the end of a period of construction disruption at many of our core properties, we continue to position the company to grow and develop.”

Highlights

•
In Florida, a statewide referendum passed in November 2004 allowing the voters of Broward and Miami-Dade counties to decide whether to allow slot machines at existing pari-mutuel facilities. Local referendums will be on the March 8, 2005 ballots in both counties. The company is working with the Florida legislature to pass enabling gaming legislation as required by the state-wide referendum. The company operates Pompano Park Harness Track in Broward county, and has the exclusive right to negotiate the purchase of the Miami Jai Alai fronton in Miami-Dade county.

•
In January, the company announced plans to deploy the IGT Advantage™ Casino System to replace the existing systems in six of its casinos over the next 12 months. The company began the rollout of this system at the Colorado Central Station-Black Hawk. The company is planning to roll out the system at the Isle-Biloxi, the Isle-Vicksburg, the Isle-Lula, the Isle-Black Hawk, and one other location yet to be determined. After implementation, nearly 7,000 machines will feature the NexGen™ Interactive Display, supporting loyalty-building Bonusing™ tools, which will allow the company to enhance its uniquely branded marketing programs.

•
The company’s slot improvement initiative also includes an increased ticket-in/ticket-out slot product offering. Its total percentage of ticket-in/ticket-out-equipped machines is currently more than 61% and is projected to be 72% by fiscal year end.

•
The company expects the construction of the 400 room hotel expansion at the Isle-Biloxi to be completed in late spring of 2005. The company is also moving forward on the construction of its new casino barge. The casino barge will feature significantly expanded gaming space, new entertainment venues, restaurants and other amenities. The company plans to construct the barge offsite and move it into place during an approximately two-week period between Thanksgiving and Christmas of 2005.

•
In Colorado, the company expects to complete 600 new parking spaces, as well as the expansion of both the Isle-Black Hawk’s and the Colorado Central Station-Black Hawk’s casinos by the end of February. This will complete the most disruptive phase of its expansion project in Black Hawk. By June 2005, the company expects to open 400 additional parking spaces, the skywalk connecting the properties and a Kitt’s Kitchen restaurant.

•
After the end of the fiscal third quarter, the company refinanced its senior secured credit facility. The company now has a term loan of $250.0 million, with an additional $50.0 million delayed draw term loan available until August 3, 2005, and a revolving credit line of $400.0 million. The covenants associated with the credit facility provide more flexibility as the company continues to pursue its development goals. In the fourth quarter of fiscal 2005, the company will incur a loss from early extinguishment of debt of approximately $5.2 million before income taxes.

Operational Review of the Third Quarter Fiscal 2005 Compared to the Third Quarter Fiscal 2004

In Mississippi, the company’s four operations contributed 23% of its net revenues. The Isle-Biloxi experienced a slight increase in net revenues and a solid increase in Adjusted EBITDA1 despite construction disruptions due to its hotel expansion. The company expects to complete these additions in late spring of 2005. The Isle-Natchez experienced an increase in both net revenues and Adjusted EBITDA1 driven by increased marketing efforts in its outer markets. The Isle-Vicksburg was able to increase its net revenues slightly through aggressive marketing efforts that had an initial negative impact on Adjusted EBITDA1. The Isle-Lula showed a decline in both net revenues and Adjusted EBITDA1 as the company continues to face a very competitive and contracting market.

In Louisiana, the company’s two properties contributed 26% of its net revenues. The Isle-Lake Charles continues to see the benefits of the Grand Palais expansion and renovation with increases in both net revenues and Adjusted EBITDA1. The Isle-Bossier City showed a decrease in net revenues however, Adjusted EBITDA1 increased due to improved overall cost controls. The Bossier City market is highly competitive and is facing increased competitive pressure from the significant expansion of Native American gaming in Oklahoma.

In Missouri, the company’s two properties contributed 15% of its net revenues. The Isle-Kansas City’s net revenues and Adjusted EBITDA1 were up as a result of the property’s previous casino expansion and aggressive marketing. The Isle-Boonville showed an increase in net revenue and a solid increase in Adjusted EBITDA1 as the property continues to ramp up to its full potential. The company is still in the planning stages of the construction of its hotel and event center to further enhance the profitability of this property.

In Iowa, the company’s three casinos contributed 18% of its net revenues. Its two casinos in the Quad Cities experienced a decrease in net revenues and Adjusted EBITDA1. These properties have faced an increase in competition from casinos in the Chicagoland market as these operators refine their product and service offerings. Additionally, the Native American casino in Tama, Iowa, that was closed in May 2003 and reopened in December 2003, is having a negative impact on the company’s Iowa operations. Adjusted EBITDA1 has also decreased due to a 2% increase in the Iowa gaming tax rates, which became effective July 1, 2004.

In Colorado, the company’s three casino operations contributed 13% of its net revenues. Net revenues and Adjusted EBITDA1 for these properties declined. Construction in Black Hawk had a negative impact, particularly on parking for the Colorado Central Station-Black Hawk and to the street entrances to both casinos. Completion of the extension of Main Street to Colorado Route 119 has been temporarily delayed due to engineering problems.

Internationally, the Isle-Our Lucaya experienced an increase in net revenues, however, Adjusted EBITDA1 fell because the casino incurred a full quarter of expenses despite being closed for approximately half of the quarter. In the third quarter of the prior fiscal year, the casino opened in mid-December; and therefore, the property only incurred expenses for half of that quarter. The Our Lucaya resort has substantially reopened, although the island is still recovering from last year’s hurricanes. Subsequent to the end of the third quarter, the company received an initial payment on its business interruption insurance claim.

New development expense increased approximately $2.0 million due to the company’s continuing development efforts in the United Kingdom, Florida and elsewhere in the United States. In the United Kingdom, the company continues its efforts to develop a casino in Coventry. However, the latest proposed gaming legislation would limit the number of regional casinos to eight for a three year period that commences after the first regional casino opens. The company anticipates that a selection of the eight casinos will not be made until late 2007. Based on the current legislative uncertainty, the company has written off $1.6 million of certain previously capitalized fixed assets.

Timothy Hinkley, Isle of Capri Casinos, Inc. president and chief operating officer, said, “We have always believed in staying the course, focusing on long-term goals, even when experiencing periodic issues such as construction disruption. We are moving forward, enhancing and expanding our core properties and providing state-of-the art gaming products.”

Isle of Capri Casinos, Inc.
Consolidated Statements of Income
(Unaudited)
(In thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
	January 23,	January 25,	January 23,	January 25,
	2005	2004	2005	2004
Revenues:
Casino	$268,221	$267,489	$827,908	$831,799
Hotel, pari-mutuel, food, beverage & other	52,606	50,766	159,102	154,253
Gross revenues	320,827	318,255	987,010	986,052
Less promotional allowances	53,993	53,094	169,582	165,474
Net revenues	266,834	265,161	817,428	820,578

Operating and other expenses:
Properties	204,919	199,600	629,827	614,738
Corporate (2)	5,157	4,154	16,083	17,112
New development (3)	3,668	1,597	8,914	3,339
Preopening (4)	-	1,452	247	2,050
Other charges (5)	1,621	-	1,621	-
Depreciation and amortization (6)	23,625	22,641	73,082	65,695
Total operating and other expenses	238,990	229,444	729,774	702,934
Operating income	27,844	35,717	87,654	117,644

Net interest expense (7)	(18,460)	(20,283)	(54,811)	(62,023)
Minority interest (8)	(1,440)	(2,549)	(5,122)	(8,039)
Income before income taxes	7,944	12,885	27,721	47,582

Income tax expense (9)	4,414	5,052	13,134	15,487

Net income	$3,530	$7,833	$14,587	$32,095

Net income per diluted common share	$0.11	$0.25	$0.47	$1.04

Weighted average diluted common shares	31,037	31,032	30,776	30,738

Selected Consolidated Balance Sheet Accounts

	January 23, 2005	April 25, 2004
	(Unaudited)
Cash and cash equivalents	$122,753	$134,582
Property and equipment, net	986,243	907,460
Debt	1,101,578	1,088,864
Stockholders' equity	254,222	241,406

Isle of Capri Casinos, Inc.
Comparative Financial Highlights by Casino Property
(Unaudited)
(In thousands)
	Three Months Ended
	January 23,			January 25,
	2005			2004
	Net Revenues (10)	Adjusted EBITDA (1)	Adjusted EBITDA Margin % (1)	Net Revenues (10)	Adjusted EBITDA (1)	Adjusted EBITDA Margin % (1)

MISSISSIPPI
BILOXI	$19,672	$4,270	21.7%	$19,300	$3,615	18.7%
NATCHEZ	8,636	1,903	22.0%	8,056	1,823	22.6%
VICKSBURG	13,412	3,157	23.5%	13,274	4,361	32.9%
LULA	19,803	4,216	21.3%	21,048	5,708	27.1%
MISSISSIPPI TOTAL	$61,523	$13,546	22.0%	$61,678	$15,507	25.1%

LOUISIANA
BOSSIER CITY	24,973	5,748	23.0%	25,400	4,680	18.4%
LAKE CHARLES	44,163	11,334	25.7%	41,817	9,891	23.7%
LOUISIANA TOTAL	$69,136	$17,082	24.7%	$67,217	$14,571	21.7%

MISSOURI
KANSAS CITY	22,310	4,122	18.5%	22,277	4,039	18.1%
BOONVILLE	16,977	4,972	29.3%	16,349	4,491	27.5%
MISSOURI TOTAL	$39,287	$9,094	23.1%	$38,626	$8,530	22.1%

IOWA
BETTENDORF	23,719	8,289	34.9%	24,603	8,321	33.8%
DAVENPORT	16,145	3,903	24.2%	16,212	4,054	25.0%
MARQUETTE	8,971	1,826	20.4%	9,810	2,318	23.6%
IOWA TOTAL	$48,835	$14,018	28.7%	$50,625	$14,693	29.0%

COLORADO
BLACK HAWK (11)	24,760	8,526	34.4%	25,148	9,870	39.2%
COLORADO CENTRAL
STATION (11)	7,228	282	3.9%	10,243	2,192	21.4%
COLORADO
GRANDE (11)	1,409	(5)	(0.4%)	1,677	287	17.1%
COLORADO TOTAL	$33,397	$8,803	26.4%	$37,068	$12,349	33.3%

INTERNATIONAL
BLUE CHIP (4) (12)	2,237	(520)	(23.2%)	861	285	33.1%
OUR LUCAYA (4)	4,608	(1,288)	(28.0%)	2,040	(522)	(25.6%)
INTERNATIONAL TOTAL	$6,845	$(1,808)	(26.4%)	$2,901	$(237)	(8.2%)

CORPORATE & OTHER (13)	$7,811	$(7,645)	N/M	$7,046	$(5,603)	N/M
TOTAL	$266,834	$53,090	19.9%	$265,161	$59,810	22.6%

Isle of Capri Casinos, Inc.
Comparative Financial Highlights by Casino Property
(Unaudited)
(In thousands)
	Nine Months Ended
	January 23,			January 25,
	2005			2004
	Net Revenues (10)	Adjusted EBITDA (1)	Adjusted EBITDA Margin % (1)	Net Revenues (10)	Adjusted EBITDA (1)	Adjusted EBITDA Margin % (1)

MISSISSIPPI
BILOXI	$58,438	$11,304	19.3%	$62,099	$14,487	23.3%
NATCHEZ	25,398	5,917	23.3%	24,114	5,755	23.9%
VICKSBURG	40,045	9,362	23.4%	40,460	11,417	28.2%
LULA	60,973	13,832	22.7%	63,980	16,934	26.5%
MISSISSIPPI TOTAL	$184,854	$40,415	21.9%	$190,653	$48,593	25.5%

LOUISIANA
BOSSIER CITY	81,340	17,977	22.1%	80,819	14,406	17.8%
LAKE CHARLES	127,967	29,981	23.4%	125,040	28,717	23.0%
LOUISIANA TOTAL	$209,307	$47,958	22.9%	$205,859	$43,123	20.9%

MISSOURI
KANSAS CITY	70,144	13,518	19.3%	67,621	12,614	18.7%
BOONVILLE	52,644	15,102	28.7%	50,333	13,450	26.7%
MISSOURI TOTAL	$122,788	$28,620	23.3%	$117,954	$26,064	22.1%

IOWA
BETTENDORF	75,010	24,774	33.0%	74,795	24,210	32.4%
DAVENPORT	51,745	13,259	25.6%	50,210	12,898	25.7%
MARQUETTE	31,058	7,987	25.7%	32,056	8,564	26.7%
IOWA TOTAL	$157,813	$46,020	29.2%	$157,061	$45,672	29.1%

COLORADO
BLACK HAWK (11)	76,605	27,564	36.0%	80,701	30,419	37.7%
COLORADO CENTRAL
STATION (11)	23,644	1,212	5.1%	33,903	7,436	21.9%
COLORADO
GRANDE (11)	5,512	873	15.8%	5,995	1,488	24.8%
COLORADO TOTAL	$105,761	$29,649	28.0%	$120,599	$39,343	32.6%

INTERNATIONAL
BLUE CHIP (4) (12)	5,685	(1,019)	(17.9%)	861	285	33.1%
OUR LUCAYA (4)	13,878	(4,411)	(31.8%)	2,040	(522)	(25.6%)
INTERNATIONAL TOTAL	$19,563	$(5,430)	(27.8%)	$2,901	$(237)	(8.2%)

CORPORATE & OTHER (13)	$17,342	$(24,628)	N/M	$25,551	$(17,169)	N/M
TOTAL	$817,428	$162,604	19.9%	$820,578	$185,389	22.6%

Isle of Capri Casinos, Inc.
Reconciliation of Operating Income (Loss) to Adjusted EBITDA by Casino Property
(Unaudited) (In thousands)

	Three Months Ended January 23, 2005

	Operating Income (Loss)	Depreciation & Amortization	Preopening (4)	Other Charges (5)	Adjusted EBITDA (1)	Operating Income Margin% (1)
MISSISSIPPI
BILOXI	$2,232	$2,038	$-	$-	$4,270	11.3%
NATCHEZ	1,054	849	-	-	1,903	12.2%
VICKSBURG	2,009	1,148	-	-	3,157	15.0%
LULA	1,981	2,235	-	-	4,216	10.0%
MISSISSIPPI TOTAL	$7,276	6,270	$-	$-	$13,546	11.8%

LOUISIANA
BOSSIER CITY	3,119	2,629	-	-	5,748	12.5%
LAKE CHARLES	7,834	3,500	-	-	11,334	17.7%
LOUISIANA TOTAL	$10,953	$6,129	$-	$-	$17,082	15.8%

MISSOURI
KANSAS CITY	2,274	1,848	-	-	4,122	10.2%
BOONVILLE	3,656	1,316	-	-	4,972	21.5%
MISSOURI TOTAL	$5,930	$3,164	$-	$-	$9,094	15.1%

IOWA
BETTENDORF	6,444	1,845	-	-	8,289	27.2%
DAVENPORT	1,953	1,950	-	-	3,903	12.1%
MARQUETTE	1,102	724	-	-	1,826	12.3%
IOWA TOTAL	$9,499	$4,519	$-	$-	$14,018	19.5%

COLORADO
BLACK HAWK (11)	6,724	1,802	-	-	8,526	27.2%
COLORADO CENTRAL
STATION (11)	(354)	636	-	-	282	(4.9%)
COLORADO
GRANDE (11)	(120)	115	-	-	(5)	(8.5%)
COLORADO TOTAL	$6,250	$2,553	$-	$-	$8,803	18.7%

INTERNATIONAL
BLUE CHIP (4) (12)	(572)	52	-	-	(520)	(25.6%)
OUR LUCAYA (4)	(1,686)	398	-	-	(1,288)	(36.6%)
INTERNATIONAL TOTAL	$(2,258)	$450	$-	$-	$(1,808)	(33.0%)

CORPORATE & OTHER (13)	$(9,806)	$540	$-	$1,621	$(7,645)	N/M
TOTAL	$27,844	$23,625	$-	$1,621	$53,090	10.4%

	Three Months Ended January 25, 2004

	Operating Income (Loss)	Depreciation & Amortization	Preopening (4)	Other Charges (5)	Adjusted EBITDA (1)	Operating Income Margin% (1)
MISSISSIPPI
BILOXI	$1,652	$1,963	$-	$-	$3,615	8.6%
NATCHEZ	1,115	708	-	-	1,823	13.8%
VICKSBURG	3,070	1,291	-	-	4,361	23.1%
LULA	3,178	2,530	-	-	5,708	15.1%
MISSISSIPPI TOTAL	$9,015	$6,492	$-	$-	$15,507	14.6%

LOUISIANA
BOSSIER CITY	2,558	2,122	-	-	4,680	10.1%
LAKE CHARLES	7,205	2,686	-	-	9,891	17.2%
LOUISIANA TOTAL	$9,763	$4,808	$-	$-	$14,571	14.5%

MISSOURI
KANSAS CITY	2,210	1,829	-	-	4,039	9.9%
BOONVILLE	2,900	1,591	-	-	4,491	17.7%
MISSOURI TOTAL	$5,110	$3,420	$-	$-	$8,530	13.2%

IOWA
BETTENDORF	6,473	1,848	-	-	8,321	26.3%
DAVENPORT	1,709	2,345	-	-	4,054	10.5%
MARQUETTE	1,504	814	-	-	2,318	15.3%
IOWA TOTAL	$9,686	$5,007	$-	$-	$14,693	19.1%

COLORADO
BLACK HAWK (11)	8,220	1,650	-	-	9,870	32.7%
COLORADO CENTRAL
STATION (11)	1,787	405	-	-	2,192	17.4%
COLORADO
GRANDE (11)	215	72	-	-	287	12.8%
COLORADO TOTAL	$10,222	$2,127	$-	$-	$12,349	27.6%

INTERNATIONAL
BLUE CHIP (4) (12)	271	14	-	-	285	31.5%
OUR LUCAYA (4)	(2,130)	156	1,452	-	(522)	(104.4%)
INTERNATIONAL TOTAL	$(1,859)	$170	$1,452	$-	$(237)	(64.1%)

CORPORATE & OTHER (13)	$(6,220)	$617	$-	$-	$(5,603)	N/M
TOTAL	$35,717	$22,641	$1,452	$-	$59,810	13.5%

Isle of Capri Casinos, Inc.
Reconciliation of Operating Income (Loss) to Adjusted EBITDA by Casino Property
(Unaudited) (In thousands)

	Nine Months Ended January 23, 2005

	Operating Income (Loss)	Depreciation & Amortization	Preopening (4)	Other Charges (5)	Adjusted EBITDA (1)	Operating Income Margin% (1)
MISSISSIPPI
BILOXI	$5,191	$6,113	$-	$-	$11,304	8.9%
NATCHEZ	3,471	2,446	-	-	5,917	13.7%
VICKSBURG	5,894	3,468	-	-	9,362	14.7%
LULA	5,155	8,677	-	-	13,832	8.5%
MISSISSIPPI TOTAL	$19,711	$20,704	$-	$-	$40,415	10.7%

LOUISIANA
BOSSIER CITY	10,096	7,881	-	-	17,977	12.4%
LAKE CHARLES	20,045	9,936	-	-	29,981	15.7%
LOUISIANA TOTAL	$30,141	$17,817	$-	$-	$47,958	14.4%

MISSOURI
KANSAS CITY	7,804	5,714	-	-	13,518	11.1%
BOONVILLE	9,836	5,266	-	-	15,102	18.7%
MISSOURI TOTAL	$17,640	$10,980	$-	$-	$28,620	14.4%

IOWA
BETTENDORF	19,370	5,404	-	-	24,774	25.8%
DAVENPORT	7,855	5,404	-	-	13,259	15.2%
MARQUETTE	5,623	2,364	-	-	7,987	18.1%
IOWA TOTAL	$32,848	$13,172	$-	$-	$46,020	20.8%

COLORADO
BLACK HAWK (11)	22,288	5,276	-	-	27,564	29.1%
COLORADO CENTRAL
STATION (11)	(652)	1,864	-	-	1,212	(2.8%)
COLORADO
GRANDE (11)	548	325	-	-	873	9.9%
COLORADO TOTAL	$22,184	$7,465	$-	$-	$29,649	21.0%

INTERNATIONAL
BLUE CHIP (4) (12)	(1,427)	161	247	-	(1,019)	(25.1%)
OUR LUCAYA (4)	(5,510)	1,099	-	-	(4,411)	(39.7%)
INTERNATIONAL TOTAL	$(6,937)	$1,260	$247	$-	$(5,430)	(35.5%)

CORPORATE & OTHER (13)	$(27,933)	$1,684	$-	$1,621	$(24,628)	N/M
TOTAL	$87,654	$73,082	$247	$1,621	$162,604	10.7%

	Nine Months Ended January 25, 2004

	Operating Income (Loss)	Depreciation & Amortization	Preopening (4)	Other Charges (5)	Adjusted EBITDA (1)	Operating Income Margin% (1)
MISSISSIPPI
BILOXI	$8,692	$5,795	$-	$-	$14,487	14.0%
NATCHEZ	3,858	1,897	-	-	5,755	16.0%
VICKSBURG	7,689	3,728	-	-	11,417	19.0%
LULA	9,455	7,479	-	-	16,934	14.8%
MISSISSIPPI TOTAL	$29,694	$18,899	$-	$-	$48,593	15.6%

LOUISIANA
BOSSIER CITY	8,405	6,001	-	-	14,406	10.4%
LAKE CHARLES	20,484	8,233	-	-	28,717	16.4%
LOUISIANA TOTAL	$28,889	$14,234	$-	$-	$43,123	14.0%

MISSOURI
KANSAS CITY	7,798	4,816	-	-	12,614	11.5%
BOONVILLE	8,862	4,588	-	-	13,450	17.6%
MISSOURI TOTAL	$16,660	$9,404	$-	$-	$26,064	14.1%

IOWA
BETTENDORF	18,601	5,609	-	-	24,210	24.9%
DAVENPORT	6,057	6,841	-	-	12,898	12.1%
MARQUETTE	6,208	2,356	-	-	8,564	19.4%
IOWA TOTAL	$30,866	$14,806	$-	$-	$45,672	19.7%

COLORADO
BLACK HAWK (11)	25,326	5,093	-	-	30,419	31.4%
COLORADO CENTRAL
STATION (11)	6,330	1,106	-	-	7,436	18.7%
COLORADO
GRANDE (11)	1,275	213	-	-	1,488	21.3%
COLORADO TOTAL	$32,931	$6,412	$-	$-	$39,343	27.3%

INTERNATIONAL
BLUE CHIP (4) (12)	271	14	-	-	285	31.5%
OUR LUCAYA (4)	(2,728)	156	2,050	-	(522)	(133.7%)
INTERNATIONAL TOTAL	$(2,457)	$170	$2,050	$-	$(237)	(84.7%)

CORPORATE & OTHER (13)	$(18,939)	$1,770	$-	$-	$(17,169)	N/M
TOTAL	$117,644	$65,695	$2,050	$-	$185,389	14.3%

1.
EBITDA is “earnings before interest, income taxes, depreciation and amortization.” Isle of Capri calculates Adjusted EBITDA at its properties by adding preopening expense, management fees, other charges and non-cash items to EBITDA. Adjusted EBITDA is presented solely as a supplemental disclosure because management believes that it is 1) a widely used measure of operating performance in the gaming industry, and 2) a principal basis of valuing gaming companies. Management uses property level Adjusted EBITDA (Adjusted EBITDA before corporate expense) as the primary measure of the company’s operating properties’ performance, including the evaluation of operating personnel. Adjusted EBITDA should not be construed as an alternative to operating income as an indicator of the company’s operating performance, as an alternative to cash flows from operating activities as a measure of liquidity or as an alternative to any other measure determined in accordance with U.S. generally accepted accounting principles (GAAP). The company has significant uses of cash flows, including capital expenditures, interest payments, taxes and debt principal repayments, which are not reflected in Adjusted EBITDA. Also, other gaming companies that report Adjusted EBITDA information may calculate Adjusted EBITDA in a different manner than the company. Adjusted EBITDA Margin is calculated by dividing Adjusted EBITDA by net revenues. Reconciliations of operating income to Adjusted EBITDA and operating income as a percentage of net revenues are included in the financial schedules accompanying this release. A reconciliation of Adjusted EBITDA with net income as determined in accordance with GAAP is shown below.

	Three Months Ended		Nine Months Ended
	January 23,	January 25,	January 23,	January 25,
	2005	2004	2005	2004
	(In thousands)

Adjusted EBITDA	$53,090	$59,810	$162,604	$185,389
(Add)/deduct:
Depreciation and amortization	23,625	22,641	73,082	65,695
Other charges	1,621	-	1,621	-
Interest expense, net	18,460	20,283	54,811	62,023
Interest income
Minority interest	1,440	2,549	5,122	8,039
Income tax expense	4,414	5,052	13,134	15,487
Preopening	-	1,452	247	2,050
Net income	$3,530	$7,833	$14,587	$32,095

2.
Corporate expenses for the three and nine months ended January 23, 2005, reflect the inclusion of approximately $0.3 million and $0.8 million in expenses related to the recording of insurance costs through its new captive insurance company. The effect of fluctuations in workers compensation and general liability insurance reserves were previously reported in property expenses. With the formation and implementation of its wholly owned captive insurance company, the current excess of claims over premiums is borne by the captive insurance company whose operations are reported as a corporate expense as opposed to property expenses. Corporate expenses for the nine months ended January 25, 2004, include a $2.0 million charge related to the accrual of additional loss contingencies for litigation matters.

3.
New development expenses include incremental costs incurred pursuing new opportunities within the industry. Such costs include, but are not limited to, legal and other professional fees, application fees and personnel and travel costs. New development expenses for the three and nine months ended January 23, 2005, include $0.8 million and $2.8 million related to contributions to Yes for Better Schools and Jobs (formerly known as Floridians for a Level Playing Field), a coalition of pari-mutuel facilities, including Pompano Park, that supports referendums related to the installation and operation of slot machines at existing pari-mutuel sites in Broward and Miami-Dade counties in the state of Florida. New development expenses for the three and nine months ended January 23, 2005, also include United Kingdom-related expenses of $1.5 million and $3.4 million, respectively, compared to $0.6 million and $1.5 million for the three and nine months ended January 25, 2004, respectively, and other domestic development expenses of $1.4 million and $2.8 million for the three and nine months ended January 23, 2005, respectively, compared to $1.0 million and $1.8 million for the three and nine months ended January 25, 2004, respectively.

4.
Preopening expenses for the nine months ended January 23, 2005, relate to the October 2004 opening of the Blue Chip-Walsall pub-style casino. For the fiscal quarter and nine months ended January 25, 2004, preopening expenses incurred related to opening the casino at Our Lucaya Beach and Golf Resort, Grand Bahama Island, on December 15, 2003.

5.
During the fiscal quarter ended January 23, 2005, the company recorded a valuation charge of $1.6 million related to previously capitalized fixed assets for certain projects as a result of current uncertainties related to gaming legislation in the United Kingdom.

6.
Depreciation and amortization expense for the nine months ended January 23, 2005 includes a one-time $2.9 million depreciation adjustment related to a misclassification of certain land improvements resulting from the conversion of the company’s manual system to a computerized asset-tracking system in fiscal 2002.

7.	Consolidated net interest expense is comprised of the following components:
	Restricted Group	Colorado	Blue Chip	Consolidated	Restricted Group	Colorado	Blue Chip	Consolidated
	(In thousands)
	Three Months Ended January 23, 2005				Nine Months Ended January 23, 2005

Interest expense	$17,176	$2,731	$166	$20,073	$49,765	$7,847	$354	$57,966
Interest income	(496)	(10)	(25)	(531)	(1,107)	(62)	(37)	(1,206)
Capitalized interest	(604)	(478)	-	(1,082)	(1,072)	(877)	-	(1,949)
Net interest expense	$16,076	$2,243	$141	$18,460	$47,586	$6,908	$317	$54,811

	Three Months Ended January 25 2004				Nine Months Ended January 25 2004

Interest expense	$18,354	$2,806	$-	$21,160	$55,378	$8,553	$-	$63,931
Interest income	(318)	(35)	-	(353)	(595)	(98)	-	(693)
Capitalized interest	(524)	-	-	(524)	(1,215)	-	-	(1,215)
Net interest expense	$17,512	$2,771	$-	$20,283	$53,568	$8,455	$-	$62,023

Colorado includes the Isle-Black Hawk’s, the Colorado Central Station-Black Hawk’s and the Colorado Grande-Cripple Creek’s components of net interest expense. Blue Chip includes Blue Chip-Dudley’s, Blue Chip-Wolverhampton’s and Blue Chip-Walsall’s components of net interest expense.
8.
Minority interest represents unrelated third parties’ portions of the Isle-Black Hawk’s income before income taxes, Blue Chip Casinos, PLC’s net income, and the Colorado Central Station-Black Hawk’s and the Colorado Grande-Cripple Creek’s net income.

9.
The company’s effective tax rate for the quarter ended January 23, 2005, was 53.0%, compared to 39.0% for the quarter ended January 25, 2004, which, in each case, excludes an unrelated party’s portion of the Colorado Central Station-Black Hawk’s and the Colorado Grande-Cripple Creek’s income taxes. The company’s effective tax rate was 45.8% and 32.7% for the nine months ended January 23, 2005, and January 25, 2004, respectively, which, in each case, excludes an unrelated party’s portion of the Colorado Central Station-Black Hawk’s and the Colorado Grande-Cripple Creek’s income taxes. This increase in effective rate, over the comparable prior fiscal periods is attributable to permanent items on lower expected earnings for the year, the impact of not benefiting from a portion of its current operating losses in the United Kingdom and state income taxes.

10.	Net revenues are presented net of complimentaries, slot points expense and cash coupon redemptions.

11.
As management fees are eliminated in consolidation, Adjusted EBITDA for the Isle-Black Hawk, the Colorado Central Station-Black Hawk and the Colorado Grande-Cripple Creek, does not include management fees. The following table shows management fees and Adjusted EBITDA inclusive of management fees for the three and nine months ended January 23, 2005, and January 25, 2004:

	Three Months Ended		Nine Months Ended
	January 23, 2005	January 25, 2004	January 23, 2005	January 25, 2004
	(In thousands)
Management Fees
Isle - Black Hawk	$1,211	$1,136	$3,683	$3,644
Colorado Central Station	215	662	734	1,563
Colorado Grande	45	71	235	283

Adjusted EBITDA with Management Fees
Isle - Black Hawk	7,315	8,734	23,881	26,775
Colorado Central Station	67	1,530	478	5,873
Colorado Grande	(50)	216	638	1,205

12.
The Isle of Capri Casinos, Inc. acquired a two-thirds interest in Blue Chip Casinos, PLC on November 28, 2003. Blue Chip Casinos, PLC owns and operates pub-style casinos in Dudley, Wolverhampton and Walsall, England.

13.
For the three months ended January 23, 2005, corporate and other includes net revenues of $6,620 and Adjusted EBITDA of ($35) for Pompano Park. For the nine months ended January 23, 2005, corporate and other includes net revenues of $15,922 and Adjusted EBITDA of ($1,078) for Pompano Park. For the three months ended January 25, 2004, corporate and other includes net revenues of $6,928 and Adjusted EBITDA of $16 for Pompano Park and net revenues of $5 and Adjusted EBITDA of $18 for the Lady Luck-Las Vegas. For the nine months ended January 25, 2004, corporate and other includes net revenues of $15,822 and Adjusted EBITDA of ($798) for Pompano Park, as well as net revenues of $8,370 and Adjusted EBITDA of $2,720 for the Lady Luck-Las Vegas. The sale of the Lady Luck-Las Vegas was finalized on September 3, 2003.

Isle of Capri Casinos, Inc., a leading developer and owner of gaming and entertainment facilities, operates 16 casinos in 14 locations. The company owns and operates riverboat and dockside casinos in Biloxi, Vicksburg, Lula and Natchez, Mississippi; Bossier City and Lake Charles (2 riverboats), Louisiana; Bettendorf, Davenport and Marquette, Iowa; and Kansas City and Boonville, Missouri. The company also owns a 57 percent interest in and operates land-based casinos in Black Hawk (2 casinos) and Cripple Creek, Colorado. Isle of Capri's international gaming interests include a casino that it operates in Freeport, Grand Bahamas, and a two-thirds ownership interest in casinos in Dudley, Wolverhampton and Walsall, England. The company also owns and operates Pompano Park Harness Racing Track in Pompano Beach, Florida.

As a publicly held company, the Company regularly files reports with the Securities and Exchange Commission (the “SEC”). These reports are required by the Securities Exchange Act of 1934 and include:
•	Annual Reports on Form 10-K;
•	Quarterly Reports on Form 10-Q;
•	Current Reports on Form 8-K; and
•	All amendments to those reports.

The company’s Internet website is http://www.islecorp.com. The company makes its filings available free of charge on its Internet website as soon as reasonably practical after the Company electronically files or furnishes such reports to the SEC.

You may read and copy the reports, statements and other information the company files with the SEC at the SEC’s public reference room at 450 Fifth Street, N.W., Washington, D.C. 20546. You can request copies of these documents by writing to the SEC but must pay photocopying fees. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms. Its SEC filings are also available to the public on the SEC’s Internet site (http://www.sec.gov).

Contact:
Allan B. Solomon, Executive Vice President, 561-995-6660
Rex Yeisley, Chief Financial Officer, 228-396-7052
Lori Hutzler, Director of Corporate Communications, 228-396-7031

This press release contains forward-looking statements which are subject to change. These forward-looking statements may be significantly impacted, either positively or negatively by various factors, including without limitation, licensing, and other regulatory approvals, financing sources, development and construction activities, costs and delays, permits, weather, competition and business conditions in the gaming industry. The forward-looking statements are subject to numerous risks and uncertainties that could cause actual results to differ materially from those expressed in or implied by the statements herein.

Additional information concerning potential factors that could affect the company’s financial condition, results of operations and expansion projects, is included in the filings of the company with the Securities and Exchange Commission, including but not limited to, its 10-K for the fiscal year ended April 25, 2004, and Form 10-Q for the fiscal quarters ended since that date.